UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2007

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See discussion in Item 2.03 below, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Gulfport Energy Corporation (the “Company”) is a party to that certain Credit Agreement (the “Credit Agreement”), dated as of March 11, 2005 (as amended by the First Amendment to the Credit Agreement, dated March 20, 2007), among the Company, each lender from time to time party thereto and Bank of America, N.A., as a lender and as administrative agent (“Bank of America”). As of July 19, 2007, the Company entered into the Second Amendment to the Credit Agreement (the “Second Amendment”) with Bank of America. The Second Amendment provides for, among other things, an increase in the Company’s borrowing base under the revolving credit facility from $30.0 million to $60.0 million.

As of July 19, 2007, approximately $29.0 million was outstanding under the revolving credit facility, with an interest rate of 8.5%.

The foregoing description of the Second Amendment is qualified in its entirety by the full text of the documents attached hereto as exhibits and incorporated by reference in this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement, dated as of July 19, 2007, between the Company and Bank of America, N.A.

10.2	Note dated July 19, 2007 issued by the Company for the benefit of Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: July 19, 2007	By:	/s/ Benjamin E. Russ
Benjamin E. Russ
General Counsel

Exhibit Index

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement, dated as of July 19, 2007, between the Company and Bank of America, N.A.

10.2	Note dated July 19, 2007 issued by the Company for the benefit of Bank of America, N.A.